Exhibit 107
Calculation of Filing Fee Tables
Form
S-8
(Form Type)
Illinois Tool Works Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share	Rule 457(c) and 457(h)	3,000,000	$246.24	$738,720,000	0.00014760	$109,036

Total Offering Amounts					$738,720,000		$109,036

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$109,036

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of common stock of Illinois Tool Works Inc. (the “Company”) as may become issuable under the Illinois Tool Works Inc. 2024 Long-Term Incentive Plan to prevent dilution in the event of stock splits, stock dividends, recapitalization or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based upon the average of the high and low prices of the common stock of the Company on the New York Stock Exchange on July 26, 2024.